Exhibit 21.1

List of Subsidiaries of Luxoft Holding, Inc

1.                          Luxoft Global Operations GmbH (Switzerland)

2.                          Luxoft International Company Limited (Cyprus)

3.                          Luxoft UK Limited (UK)

4.                          Luxoft Canada LTD (Canada)

5.                          Luxoft Singapore PLC (Singapore)

6.                          Luxoft GmbH (Germany)

7.                          Luxoft Eastern Europe Ltd. (BVI)

8.                          Luxoft Poland Sp.z.o.o. (Poland)

9.                          Luxoft Switzerland GmbH (Switzerland)

10.                   Luxoft Vietnam (Vietnam)

11.                   Luxoft Professional Romania S.R.L. (Romania)

12.                   Luxoft Services LLC (Russia)

13.                   Training Center Luxoft ANO (Russia)

14.                   Luxoft Professional LLC (Russia)

15.                   Luxoft USA Inc. (USA)

16.                   Luxoft Ukraine LLC (Ukraine)

17.                   Luxoft Research LLC (Russia)

18.                   Luxoft Dubna LLC (Russia)

19.                   Software ITC (Romania)